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                                                                    EXHIBIT 1(h)

                                   CERTIFICATE

                                 NORTHERN FUNDS

              AMENDMENT NO. 7 TO AGREEMENT AND DECLARATION OF TRUST


                  Pursuant to Section 7.3 of the Agreement and Declaration of Trust dated October 12, 1993 (the "Declaration") of Northern Funds (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, certify that the following amendment to the Declaration was duly adopted by the Trustees at a meeting held on August 6, 1996:


                           RESOLVED, that the Agreement and Declaration of Trust
                  dated October 12, 1993 of Northern Funds, as amended to date, be, and hereby is, further amended to change the designation and name of the Initial Class of "Small Cap Growth Shares" to "Small Cap Shares."


                  WITNESS our hands as of this 6th day of August, 1996.


/s/ Silas S. Cathcart                       /s/ Wesley M. Dixon, Jr.
--------------------------------            -----------------------------------
    Silas S. Cathcart                           Wesley M. Dixon, Jr.


/s/ James W. Cozad                          /s/ William J. Dolan, Jr.
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    James W. Cozad                              William J. Dolan, Jr.


/s/ Susan Crown                             /s/ Raymond E. George, Jr.
--------------------------------            -----------------------------------
    Susan Crown                                 Raymond E. George, Jr.